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NEWS                          RE:
BULLETIN


FROM                          1000 Parkwood Circle
FRB                           6th Floor
                              Atlanta, GA 30339

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The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:


    AT THE COMPANY                   AT THE FINANCIAL RELATIONS BOARD
    Champ Meyercord, Chairman & CEO  General Info: Paula Schwartz (212) 661-8030
    J. Richard Walker, EVP & CFO     Analyst Info: Cecelia Heer (212) 661-8030
    (800) 550-6346


    FOR IMMEDIATE RELEASE
    ---------------------
    May 18, 1999



                 ALTIVA FINANCIAL CORPORATION SHIFTS TRADING TO
                          THE NASDAQ SMALLCAP MARKET



    ATLANTA, GEORGIA, MAY 18, 1999 - Altiva Financial Corporation (Nasdaq:ATVA) today reported that its common stock, previously traded on the Nasdaq National Market, will commence trading on the Nasdaq SmallCap Market tomorrow morning, May 19, 1999.


    The move to the SmallCap Market resulted from the decrease in the market value of the Company's public float below the listing requirements of the Nasdaq National Market. Nasdaq trading on the SmallCap Market will continue uninterrupted as before under the same stock symbol.


    The Company noted that the Nasdaq SmallCap Market offers both the Company and its present and prospective shareholders transaction data similar to that reported by the Nasdaq National Markets, including bid and asked prices, last-sale prices and volume information.


    Altiva Financial Corporation is a specialty financial services company that originates, purchases and sells sub-prime home equity loans, conventional home improvement loans, as well as debt consolidation loans and FHA Title I loans. The Company is headquartered in Atlanta, Georgia and maintains 20 branch offices nationwide.


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To receive Altiva Financial's latest news release and other corporate documents via FAX -- no cost -- please dial 1-800-PRO-INFO. Use Company Code ATVA
              Or visit Altiva Financial's pages at www.frbinc.com.